Exhibit 1.1

UDR, INC.

6,100,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

June 21, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/oBofA Securities, Inc.

c/oCitigroup Global Markets Inc.

Ladies and Gentlemen:

UDR, Inc., a corporation organized under the laws of Maryland (the “Company,” which term, as used herein, includes its predecessor United Dominion Realty Trust, Inc., a Virginia corporation (the “Predecessor”)), and each of BofA Securities, Inc. and Citigroup Global Markets Inc in their capacities as sellers of Borrowed Securities (as defined below) (the “Forward Sellers”), at the Company’s request in connection with (i) the letter agreement dated the date hereof between the Company and BofA Securities, Inc.; and (ii) the letter agreement dated the date hereof between the Company and Citigroup Global Markets Inc.; (each such letter agreement, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements”) and Bank of America, N.A. and Citibank, N.A. (in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreements), of a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the number of Borrowed Securities sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with BofA Securities, Inc. and Citigroup Global Markets Inc. (collectively, the “Representatives”) and each of the several underwriters named in Schedule A attached hereto (together with the Representatives, collectively, the “Underwriters”) with respect to the sale by the Forward Sellers, (with respect to an aggregate of

6,100,000 shares (the “Borrowed Securities”) of Common Stock and the Company (with respect to any Company Top-Up Securities (as defined below)), severally and not jointly, to the Underwriters, and the purchase by the Underwriters, severally and not jointly, of such shares of Common Stock (the “Securities”). This underwriting agreement is herein referred to as the “Agreement.” As used herein, the term “subsidiary” means a corporation, real estate investment trust, partnership or limited liability company a majority of the outstanding voting stock or beneficial, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company, including, without limitation, United Dominion Realty L.P., a Delaware limited partnership (the “UDR Operating Partnership”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (file number 333-236846) on Form S-3, covering the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations, including post-effective amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), excepting therefrom, for purposes of clarity, any free writing prospectus (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), a “free writing prospectus”), is referred to herein as the “Registration Statement”; provided, however, that all references to the “Registration Statement” shall be deemed to include information contained in a prospectus supplement (whether in preliminary or final form) relating to the Securities that is deemed to be a part of such Registration Statement as of the time specified in Rule 430B, excepting therefrom, for purposes of clarity, any free writing prospectus. Any information relating to the offering of the Securities that was omitted from such Registration Statement at the time it originally became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to herein as the “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, excepting therefrom, for purposes of clarity, any free writing prospectus, are collectively referred to herein as the “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, excepting therefrom, for purposes of clarity, any free writing prospectus, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the

Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements (including notes) and schedules and other information which is “contained,” “included,” “disclosed” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements (including notes) and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus at the relevant time of effectiveness, issuance or execution of this Agreement, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the information which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after such time pursuant to the 1934 Act.

1.Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter, Forward Purchaser and Forward Seller as set forth below in this Section 1.
(a)The Registration Statement became effective upon filing under Rule 462(e) on March 3, 2020. No stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the original filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became effective, at the date of this Agreement, at each “new effective date” within the meaning of Rule 430B(f)(2) and at the Closing Date, the Registration Statement and each amendment thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

None of any preliminary prospectus, the Prospectus or any amendment or supplement, to any preliminary prospectus or the Prospectus, at the date of this Agreement, at the time such preliminary prospectus, the Prospectus or any such amendment or supplement to any preliminary prospectus or the Prospectus was, is or will be issued or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission relating to any Underwriter made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement, the Disclosure Package (as defined below) or the Prospectus, it being understood and agreed that the names of the Underwriters appearing in the table below the first paragraph under the heading “Underwriting” in the Prospectus constitutes the only information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement, the Disclosure Package or the Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time (as defined below), (i) the Statutory Prospectus (as defined below), (ii) any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time that is attached hereto as (or identified on) Schedule C and (iii) the information agreed to in writing by the Company and the Underwriters as set forth on Schedule B hereto as the information to be conveyed by the Underwriters to purchasers of Securities at the Applicable Time, all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Issuer Free Writing Prospectus exists other than those listed on Schedule C hereto.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:58 P.M. (New York City time) on June 21, 2021 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to such time, including the documents incorporated by reference therein immediately prior to such time and any preliminary prospectus relating to the Securities that is deemed to be a part of and included in the Registration Statement pursuant to Rule 430B immediately prior to such time.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Prospectus or the Disclosure Package.

(b)(A) At the time of the original filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405, including not having been and not being an “ineligible issuer”, as defined in Rule 405 (an “Ineligible Issuer”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date of this Agreement, the Company was not and is not an Ineligible Issuer without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(c)No Issuer Free Writing Prospectus, if any, as of its issue date or at any time prior to the completion of the offering and sale of the Securities, unless the Company has notified the Underwriters, the Forward Purchasers and the Forward Sellers pursuant to Section 6(e) hereof, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer

Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.
(d)The Company has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, approve or refer to, any “written communication” (as defined in Rule 405) in connection with the offering and sale of the Securities other than (A) the Registration Statement, (B) any preliminary prospectus, (C) the Prospectus, (D) any Issuer Free Writing Prospectus that has been reviewed and consented to by the Underwriters pursuant to Section 6(f) hereof and attached hereto as Schedule C or (E) any communication permitted under Rule 134 of the 1933 Act Regulations (“Rule 134”).
(e)The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Statutory Prospectus, at the time the Registration Statement or any amendment thereto became effective, at the earlier of the time the Prospectus was first used or the date and time of the first contract of sale of Securities, and at the Closing Date, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, real estate investment trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or the Disclosure Package, and is duly qualified to do business as a foreign corporation, limited liability company, real estate investment trust or partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification (except in any case in which the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus or the Disclosure Package (exclusive of any supplement thereto)).
(g)All the outstanding partnership interests in the UDR Operating Partnership (“OP Units”) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable, and, except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package and except for minority interests in the UDR Operating Partnership described in the Registration Statement, the Prospectus and the Disclosure Package, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company’s limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The OP Units, including without limitation, the OP Units to be issued to the Company in connection with the Company’s issuance of Company Securities, if any, have been duly authorized and, when issued and delivered, will be validly issued and fully paid. The OP Units to be issued to the Company in connection with the Forward Sale Agreements have been duly authorized and, when issued and delivered, will be validly issued and fully paid.
(h)The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Prospectus and the Disclosure Package; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; the outstanding shares of the Common Stock and the outstanding shares of the Company’s preferred stock, no par value per share, have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holder or beneficial owner of shares of capital stock of the Company will be subject to personal liability by reason of being such a holder or beneficial owner; the Securities and the shares of Common Stock to be issued, sold and/or delivered in connection with any Forward Sale Agreement (the “Confirmation Securities”) are duly listed, admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”); the certificates for the Securities are in valid and sufficient form. Fourteen million shares of Common Stock (subject to reduction for any Company Securities) have been duly authorized and reserved for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights.
(i)The issuance, sale and delivery by the Company of the Confirmation Securities pursuant to the Forward Sale Agreements to the Forward Purchasers in settlement of all or a portion of the Company’s obligations under the Forward Sale Agreements in accordance with the terms thereof and delivery by the Forward Purchasers of such shares, during and at any settlement of the Forward Sale Agreements, to close out open borrowings of Common Stock created in the course of hedging activities by the Forward Purchasers or any of their affiliates relating to such their exposure under the Forward Sale Agreements, do not and will not require further registration under the Securities Act.
(j)Neither the holders of outstanding shares of capital stock of the Company nor the holders of any of the Company’s other outstanding securities are entitled to preemptive or other rights to subscribe for the Securities. Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
(k)There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to any report filed with the Commission under the 1934 Act which has not been so described or filed; and the statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock—Common Stock” and “Material U.S. Federal Income Tax Consequences” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.
(l)This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
(m)Each of the Forward Sale Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
(n)The Company is not, and after giving effect to (i) the issuance and sale of the Company Securities as herein contemplated, the application of any net proceeds therefrom and (ii) the issuance, sale and delivery of Confirmation Securities pursuant to Forward Sale Agreement and the application of any proceeds therefrom as described in the Registration Statement, the Prospectus and the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(o)No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein or in the Forward Sale Agreements, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, the Forward Purchasers or the Forward Sellers in the manner contemplated herein and in the Registration Statement and the Prospectus.
(p)Neither the issue and sale of the Securities or the Confirmation Securities nor the consummation of any other of the transactions herein contemplated or in the Forward Sale Agreements nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (except in any case in which such would not have a material adverse effect on (a) the performance of this Agreement or the Forward Sale Agreements, as applicable, or the consummation of any of the transactions contemplated hereby and thereby, or (b) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus or the Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (except in any case in which such would not have a material adverse effect on (a) the performance of this Agreement, or the Forward Sale Agreements, as applicable, or the consummation of any of the transactions contemplated hereby or thereby, or (b) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)).
(q)No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(r)The financial statements together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, as set forth or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the 1934 Act and the 1934 Act Regulations, certain footnotes have been omitted from the financial statements included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package). The summary financial and statistical data, if any, included in the Registration Statement, the Prospectus or the Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented in the Registration Statement, the Prospectus or the Disclosure Package; the Company is not

required to include any financial statements of any other entity or business or any pro forma financial statements in the Registration Statement, the Prospectus or the Disclosure Package under the 1933 Act or the 1933 Act Regulations or in any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(s)Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package.
(t)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material change in the capital stock, total assets or material increase in the long-term debt of the Company or any of its subsidiaries, or material change in any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package. Neither the Company nor any of its subsidiaries has entered into any transaction or agreement not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole or incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries considered as a whole.
(u)No action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto).

(v)Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted (except in any case in which the failure to own or lease any such properties would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business).
(w)Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental agency, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; except as (i) are described in the Registration Statement, the Prospectus and the Disclosure Package or (ii) do not, singly or in the aggregate, materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company or any subsidiary.
(x)Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus or the Disclosure Package, are independent public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States), and to the Company’s knowledge, Ernst & Young LLP has not engaged in any activity with respect to the Company that is prohibited by any of the subsections (g) through (l) of Section 10A of the 1934 Act.
(y)There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Forward Sale Agreements or the issuance, sale and/or delivery of the Securities and the Confirmation Securities hereunder and thereunder.
(z)Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof

(except in any case in which the failure so to file or request would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
(aa)No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
(bb)The Company and each of its subsidiaries are adequately insured by insurers of recognized financial responsibility against all losses and risks (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business); all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)); and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
(cc)Except as described in the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company or its subsidiaries have obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties; except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them; neither the Company nor its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business).
(dd)No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as required by the terms of the Company’s indebtedness described in the Registration Statement, the Prospectus and the Disclosure Package.
(ee)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except in any case in which failure to possess such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
(ff)The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (vi) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Stock on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act, the 1934 Act Regulations and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.
(gg)Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.
(hh)Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

(ii)The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligations of the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter, Forward Purchaser or Forward Seller has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the offering of the Securities or the process leading thereto.
(jj)Neither the Company nor any affiliate (as such term is defined in Rule 405 of the 1933 Act (each an “Affiliate”)) of the Company has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(kk)Except pursuant to this Agreement and as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no contracts, agreements or understandings between the Company, the UDR Operating Partnership or any subsidiaries and any person relating to a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.
(ll)The Company and its subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and all such permits, licenses and approvals remain in full force and effect, and (iii) have not received and are not aware of any pending or threatened notice of any actual or potential liability for the investigation or remediation or any disposal or release of Hazardous Substances or for any other non-compliance with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such actual or potential liability would not, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto). Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, (i) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as

amended, and (ii) to the Company’s knowledge, Hazardous Substances have not been released or disposed in, on, under or near the Properties.
(mm)Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except in any case in which failure to do such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)). The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any supplement thereto)).
(nn)The subsidiaries listed on Schedule D attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
(oo)The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Prospectus and the Disclosure Package to be conducted (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business). To the Company’s knowledge, (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
(pp)The Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) for each of its taxable years beginning with the taxable year ended December 31, 2014 through its taxable year ended December 31, 2020, or any prior year where the Company’s failure to so qualify could cause the Company to have a liability for taxes (whether in that year or any subsequent year) for which the Internal Revenue Service is or will be entitled to assert a claim, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2021 and thereafter. No transaction event has occurred which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year. The Company currently intends to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended.
(qq)The UDR Operating Partnership is properly classified as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof.
(rr)Each of the subsidiaries that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) (“Subsidiary Partnerships”) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.
(ss)The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(r) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.
(tt)Neither the issuance, sale and/or delivery of the Securities nor the application of the proceeds thereof as described in the Registration Statement, the Prospectus or the Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(uu)No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
(ww)Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or other market-related data included in the Registration Statement, the Prospectus or the Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects
(xx)The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(yy) (i) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate of the Company or any of its subsidiaries or person acting on behalf of the Company is (a) currently subject to any sanctions administered by the federal government of the United States of America (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, the United Kingdom (including, without limitation, Her Majesty’s Treasury), or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”) or (b) located, organized or resident in a country or territory that is the subject of Sanctions; (ii) the Company will not directly or knowingly indirectly use the proceeds of the offering or from the settlement of the Forward Sale Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (a) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation is the subject of Sanctions or (b) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering of the Securities, whether as underwriter, counterparty, advisor, investor or otherwise); and (iii) for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.
(zz)Neither the Company nor, to the knowledge of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries, or person acting on behalf of the

Company, has taken any action, directly or indirectly, that would result in a violation by such persons of (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (b) the Bribery Act 2010 of the United Kingdom; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(aaa)Except as would not be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, (i) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer or authorized signatory of the Company and delivered to the Underwriters, the Forward Purchasers, the Forward Sellers or their counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter, Forward Purchaser and Forward Seller as of the date or dates indicated in such certificate.

2.Representations and Warranties by the Forward Sellers. Each of the Forward Sellers represents and warrants to each Underwriter that:
(a)This Agreement has been duly authorized, executed and delivered by such Forward Seller.
(b)The applicable Forward Sale Agreement between the Company and the applicable Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the

Company, constitutes a legal, valid and binding obligation of the applicable Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms.
(c)Such Forward Seller shall, at the Closing Date, have the free and unqualified right to transfer any Borrowed Securities, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.
3.Purchase and Sale.
(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Forward Sellers (with respect to the Borrowed Securities) and the Company (with respect to any Company Top-Up Securities), severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Sellers (with respect to the Borrowed Securities) and the Company (with respect to any Company Top-Up Securities), at a purchase price of $49.2160 per share, the respective number of Securities set forth opposite such Underwriter’s name in Schedule A attached hereto, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. Each Forward Seller’s obligations pursuant to this Section 3(a) are several and not joint and extend solely to the respective number of Borrowed Securities specified opposite its name in Schedule A.
(b)If (i) any of the representations and warranties of the Company and the Operating Partnership contained in Section 1 or any certificate delivered by the Company or the Operating Partnership pursuant hereto is not true and correct as of the date hereof and as of Closing Date, as if made as of the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date, (iii) any of the conditions set forth in Section 7 have not been satisfied on or prior to the Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 11 on or prior to the Closing Date or the Closing Date shall not have occurred, (v) any of the conditions set forth in Paragraph 7 of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the date hereof or as of the Closing Date or as if made as of the Closing Date (clauses (i) through (vi), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of

Borrowed Securities to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.
(c)If any of the Forward Sellers elects, pursuant to Section 3(b), not to borrow and deliver for sale to the Underwriters on the Closing Date, the total number of Borrowed Securities to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 8:30 p.m., New York City time, on the Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Securities prior to the business day following notice to the Company of the relevant number of Securities so deliverable in accordance with this Section 3(c).
4.Delivery and Payment. Delivery of and payment for the Securities shall be made to the Forward Sellers (with respect to the Borrowed Securities) or to the Company (with respect to any Company Top-Up Securities) at 9:00 A.M., New York City time, on June 24, 2021, or at such time on such later date not more than two (three, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) New York business days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters, the Forward Sellers and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Borrowed Securities to the Forward Sellers and of the Company Top-Up Securities to the Underwriters shall be made against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Forward Sellers or the Company, as applicable. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters or the Forward Sellers shall otherwise instruct.

Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full New York business day before the Closing Date. The certificates for the Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 9:00 A.M. (New York City time) on the New York business day prior to the Closing Date.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus and the Disclosure Package.
6.Agreements. The Company agrees with the several Underwriters, the Forward Purchasers and the Forward Sellers that:

(a)The Company, subject to Section 6(b), will comply with the requirements of Rule 430B and will notify the Underwriters, the Forward Purchasers and the Forward Sellers promptly, and confirm the notice in writing, of (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any preliminary prospectus, the Prospectus or any amendment or supplement to any preliminary prospectus or the Prospectus shall have been filed with the Commission, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the documents incorporated or deemed to be incorporated by reference therein or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or any notice objecting to its use, or of any order preventing, suspending or objecting to the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or (v) the Company becoming the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)The Company will give the Underwriters, the Forward Purchasers and the Forward Sellers notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it originally became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.
(c)The Company has furnished or will deliver to the Underwriters, the Forward Purchasers and the Forward Sellers and their counsel, without charge, signed copies of the Registration Statement as originally filed and any new registration statement relating to the Securities and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein, to the extent not otherwise publicly available on EDGAR) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, the Forward Purchasers and the Forward Sellers without charge, a conformed copy thereof (without exhibits). Copies of the Registration Statement and any new registration statement relating to the Securities and, in each case, any amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)The Company has delivered to each Underwriter, Forward Purchaser and Forward Seller, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as such party may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish or make available to each Underwriter, Forward Purchaser and Forward Seller without charge, during the period when a prospectus is required under the 1933 Act or 1934 Act to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered) to investors in connection with sales of the Securities, such number of copies of the Prospectus and any amendment or supplement thereto as such party may reasonably request. Each preliminary prospectus and the Prospectus and, in each case, any amendment or supplement thereto furnished or made available to the Underwriters, the Forward Purchasers and the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Prospectus and the Disclosure Package. If, at any time when a prospectus is required under the 1933 Act or the 1934 Act to be delivered (or but for the exemption afforded by Rule 172 would be required to be delivered) to investors in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and Forward Sellers or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus or the Disclosure Package, as the case may be, in order that the Prospectus or the Disclosure Package, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, amend or supplement the Prospectus or the Disclosure Package or file a new registration statement relating to the Securities in order to comply with law, including the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Underwriters, the Forward Purchasers and the Forward Sellers of any such event or condition and prepare and file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement containing the Prospectus to be declared effective immediately (if it is not an automatic shelf registration statement)), subject to Section 6(b) and 6(f) hereof, such new registration statement or amendment or supplement, at its own expense, as may be necessary to correct such statement or omission or to comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the Prospectus or any preliminary prospectus, including the documents incorporated by reference therein, the Company will promptly notify the Underwriters, the Forward Purchasers and the Forward Sellers and will promptly amend or supplement such Issuer Free Writing Prospectus, at its own expense, to eliminate or correct such conflict.
(f)The Company represents that neither it nor anyone acting on its behalf has made, and agrees that, unless it obtains the prior written consent of the Underwriters, the Forward Purchasers and the Forward Sellers, neither it nor anyone acting on its behalf will make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Underwriters, the Forward Purchasers and Forward Sellers shall be deemed to have been given in respect of each free writing prospectus (as defined in Rule 405), if any, that is attached hereto as (or identified on) Schedule C. Any such free writing prospectus that is consented to, or is deemed to have been consented to, by the Underwriters and Forward Sellers is referred to herein as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Underwriters agree that, unless they obtain the prior written consent of the Company, the Underwriters will not make any offer relating to the Securities that constitutes or would constitute a free writing prospectus required to be filed with the Commission under Rule 433. Notwithstanding the foregoing, the Company consents to the use by any Underwriter or Forward Seller of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 or (iii) information that describes the final terms of the Securities or their offering and other customary information relating thereto.
(g)If immediately prior to the third anniversary (the “Renewal Deadline”) of April 27, 2017, any of the Company Top-Up Securities remain unsold by the Underwriters, or any Borrowed Securities remain unsold by the Forward Sellers, the

Company will, prior to the Renewal Deadline, file, if they have not already done so, a new shelf registration statement relating to the Securities in a form satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such new shelf registration statement.
(h)The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters, the Forward Purchasers and the Forward Sellers may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority (“FINRA”), in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction.
(j)The Company will use any net proceeds received by it from the sale of the Securities and pursuant to the Forward Sale Agreements in the manner specified in the Registration Statement and the Prospectus under “Use of Proceeds.”
(k)The Company will use its best efforts to effect and maintain the listing of the Securities and the Confirmation Securities on the NYSE. In addition, on or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NYSE.
(l)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(m)The Company, during the period when a prospectus is required under the 1933 Act or the 1934 Act to be delivered (or but for the exemption afforded by Rule 172 would be required to be delivered) to investors in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
7.Conditions to the Obligations of the Underwriters and the Forward Sellers. The obligations of the Underwriters and the Forward Sellers shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)No stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, shall have been issued by the Commission and no proceedings for that purpose or pursuant to Rule 8A of the Securities Act shall have been instituted or threatened. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). All materials required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods presented for such filings under Rule 433. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)The Company shall have requested and caused Morrison & Foerster LLP, counsel for the Company, to have furnished to the Underwriters, the Forward Purhasers and the Forward Sellers their opinion to the effect set forth in Exhibit A attached hereto, dated the Closing Date and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
(c)The Company shall have requested and caused Kutak Rock LLP, with respect to the opinion set forth in paragraph 1 of Exhibit B, and Morrison & Foerster LLP, with respect to the opinion set forth in paragraph 2 of Exhibit B, counsel for the Company, to have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers their opinion as to tax issues, to the effect set forth in Exhibit B attached hereto, dated the Closing Date and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the

Underwriters, the Forward Purchasers and the Forward Sellers. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
(d)The Underwriters, the Forward Purchasers and the Forward Sellers shall have received from Sidley Austin llp, counsel for the Underwriters the Forward Purchasers and the Forward Sellers, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, with respect to this Agreement, the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(e)The Company shall have furnished to the Underwriters, the Forward Purchases and the Forward Sellers a certificate of the Company, signed by the Chairman of the Board of Directors, the President, any Senior Executive Vice President, any Senior Vice President or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct as of the date hereof and on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
(f)At the time of the execution of this Agreement, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package.
(g)At the Closing Date, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received from Ernst & Young LLP a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(f) hereof, except that the specified date referred therein to shall be a date not more than three New York business days prior to the Closing Date.
(h)Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, the Forward Purchasers and the Forward Sellers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Prospectus and the Disclosure Package.
(i)Prior to the Closing Date, the Company shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers such further information, certificates and documents as the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably request.
(j)Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change. Nor shall any such rating organization have publicly announced that it has placed any of the Company’s debt securities or preferred stock on what is commonly termed a “watch list” for possible downgrading.
(k)The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters, the Forward Purchasers and the Forward Sellers.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, the Forward Purchasers and the Forward Sellers and their counsel, this Agreement and all obligations of the Underwriters, the Forward Purchasers and the Forward Sellers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters, the Forward Purchasers and the Forward Sellers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Sidley Austin llp, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

8.Reimbursement of Expenses. If (a) the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters, the Forward Purchasers and the Forward Sellers set forth in Section 7 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters or (b) this Agreement is terminated due to a suspension by the Commission or the NYSE of trading in the Common Stock, the Company will reimburse the Underwriters, the Forward Purchasers and the Forward Sellers on demand for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
9.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless each Underwriter, Forward Purchaser, Forward Seller, the directors, officers, employees and agents of each Underwriter, Forward Purchaser and Forward Seller, each person who controls any Underwriter, Forward Purchaser and Forward Seller within the meaning of either the 1933 Act or the 1934 Act and each of the Underwriters’, Forward Purchasers’ or Forward Sellers’ Affiliates that participates in the distribution of securities against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) as described in Section 9(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. This indemnity agreement will be in addition to any liability which any Underwriter, Forward Purchaser and Forward Seller may otherwise have. The Company acknowledges that the statements set forth in the second sentence of the first paragraph under the caption “Commissions and Discounts” under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Prospectus and the Disclosure Package or any of the other documents referred to in the foregoing indemnity.
(c)Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) of this Section 9 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 9. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the parties hereto severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the parties hereto may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters, the Forward Purchasers and the Forward Sellers on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the parties hereto severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters, the Forward Purchasers and the Forward Sellers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the parties shall be deemed to be the same respective proportions as: (i) in the case of the Company, the net proceeds from the offering of the Securities (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreements at the Initial Forward Price (as defined in the Forward Sale Agreements)) (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (iii) in the case of the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters, the Forward Purchasers and the Forward Sellers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act, each director, officer, employee and agent of an Underwriter, Forward Purchaser and Forward Seller and each Underwriter’s, Forward Purchaser’s or Forward Seller’s Affiliates that participates in the distribution of securities shall have the same rights to contribution as such Underwriter, Forward Purchaser and Forward Seller, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
10.Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Securities which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A attached hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriter does not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Forward Purchasers, the Forward Sellers or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five New York business days, as the Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus, the Disclosure Package or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter, the Forward Purchasers or the Forward Sellers for damages occasioned by its default hereunder.
11.Termination. This Agreement shall be subject to termination, in the absolute discretion of the Underwriters, the Forward Purchasers and the Forward Sellers by notice given to the other parties prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on either the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on either of said exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).
12.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters and the Forward Sellers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Forward Purchasers, the Forward Sellers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
13.Additional Issuance and Sale by the Company.
(a)In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date and (ii) any of the Forward Sellers elects, pursuant to Section 3(b), not to deliver the total number of Borrowed Securities deliverable by such Forward Seller hereunder then the Company shall issue and sell to the Underwriters on the Closing Date, pursuant to Section 3, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Securities otherwise deliverable on such date that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a), in lieu of any Borrowed Securities, are referred to herein as the “Company Top-Up Securities.”
(b)No Forward Purchasers nor any of the Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Securities that a Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, and such Forward Seller elects, pursuant to Section 3(b) not to deliver and sell to the Underwriters the Borrowed Securities to be sold by it or (ii) such Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Securities to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so.
14.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters and Forward Sellers, shall be directed to:

BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730); or Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention of General Counsel (Fax: (646) 291-1469).

Notices to the Forward Purchasers shall be directed to:

Bank of America, N.A., One Bryant Park, New York, New York 10036, attention of Rohan Handa (email: rohan.handa@baml.com); or Citibank, N.A., 390 Greenwich Street, 6th Floor, New York, New York 10013, attention of Equity Derivatives (email: eq.us.ses.notifications@citi.com).

With a copy to:

Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, Attention: Samir A. Gandhi, Fax no.: 212-839-5599.

Notices sent to the Company, shall be mailed, delivered or telefaxed to (720) 283-2453 and confirmed to it at 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129, Attention: Warren L. Troupe.

15.Recognition of the U.S. Special Recognition Regimes.
(a)In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
17.Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.Entire Agreement.
(a)This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Sellers with respect to the Registration Statement, the preliminary prospectus, the Issuer Free Writing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
(b)The Company and the Operating Partnership acknowledge that in connection with the offering of the Securities and the issuance, sale and delivery of shares pursuant the Confirmation Securities: (i) the Underwriters, the Forward Purchasers and the Forward Sellers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters, the Forward Purchasers and the Forward Sellers owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement, the Forward Sale Agreements and prior written agreements (to the extent not superseded by this Agreement or the Forward Sale Agreements), if any, and (iii) the Underwriters, the Forward Purchasers and the Forward Sellers may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters, the Forward Purchasers and the Forward Sellers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
20.USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
21.Assignment. Notwithstanding anything herein to the contrary, without notice to or the consent of the parties hereto, no party may assign its rights and obligations under this Agreement to a wholly-owned broker-dealer subsidiary or any entity to which all or substantially all of any of the parties’ investment banking or related business may be transferred).
22.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
23.Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Environmental Laws” shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, public health or environmental protection, together with any amendment or a re-authorization thereof or thereto.

“Governmental Authority” shall mean any federal, state, local or municipal governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

“Hazardous Substances” shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

Very truly yours,

UDR, INC.

By:/s/ Joseph D. Fisher

Name: Joseph D. Fisher
Title: Senior Vice President and Chief

Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BOFA SECURITIES INC.

By:/s/ Jeffrey Horowitz

Name: Jeffrey Horowitz
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:/s/ Kase Lawal

Name: Kase Lawal
Title: Vice President

For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

Accepted as of the date first above written.

BANK OF AMERICA, N.A.

Acting its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:/s/ Jake Mendelsohn___________

Name: Jake Mendelsohn
Title: Managing Director

BOFA SECURITIES, INC.

Acting in its capacity as Forward Seller

By:/s/ Jeffrey Horowitz___________

Name: Jeffrey Horowitz
Title: Managing Director

Accepted as of the date first above written.

CITIBANK, N.A.

Acting its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:/s/ James Heathcote______________

Name: James Heathcote
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

Acting in its capacity as Forward Seller

By:/s/ Kase Lawal__________________

Name: Kase Lawal
Title: Vice President

SCHEDULE A

Name of Underwriter	Number of Securities
BofA Securities, Inc.	3,050,000
Citigroup Global Markets Inc.	3,050,000
Total	6,100,000

Name of Forward Seller	Number of Borrowed Securities to be Sold
BofA Securities, Inc.	3,050,000
Citigroup Global Markets Inc.	3,050,000
Total	6,100,000

SCHEDULE B

Issuer: UDR, Inc.

Number of Securities: 6,100,000 shares of Common Stock

Price to public (per share):	With respect to each investor, the price paid by such investor.

SCHEDULE C

List of Issuer Free Writing Prospectuses

UDR Prices Public Offering of

6,100,000 Shares of Common Stock

DENVER, CO., June 21, 2021 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced an underwritten public offering of 6,100,000 shares of common stock at a price of $49.38 per share, all of which are being offered in connection with the forward sale agreements described below and all of which will be sold to one institutional investor.

BofA Securities and Citigroup are acting as joint book-running managers for the offering.

The Company has entered into forward sale agreements with BofA Securities and Citigroup or their affiliates (the “forward purchasers”) with respect to 6,100,000 shares of its common stock. In connection with the forward sale agreements, the forward purchasers or their affiliates are expected to borrow and sell to the underwriters an aggregate of 6,100,000 shares of the common stock that will be delivered in this offering. Subject to its right to elect cash or net share settlement, which right is subject to certain conditions, the Company intends to deliver, upon physical settlement of such forward sale agreements on one or more dates specified by the Company occurring no later than June 20, 2022, an aggregate of 6,100,000 shares of its common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which is the public offering price, less underwriting discounts and commissions, and is subject to certain adjustments as provided in the forward sale agreements.

The offering is expected to close on June 24, 2021, subject to customary closing conditions.

The Company will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers or their affiliates in the offering. The Company expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreements for planned acquisitions or other investments, the Company’s existing development and Developer Capital Program pipeline, and working capital and general corporate purposes, which may include the repayment of outstanding indebtedness under the Company’s commercial paper program, unsecured revolving credit facility and working capital credit facility, if any.

Selling common stock through the forward sale agreements enables the Company to set the price of such shares upon the pricing of the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company until the expected funding requirements described above have occurred.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

You may obtain copies of the prospectus supplement and prospectus relating to the offering, when available, without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or by emailing dg.prospectus_requests@bofa.com; and (ii) Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146, or by emailing prospectus@citi.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to known and unknown risks, uncertainties and other factors which may cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, due to a number of factors which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2021, UDR owned or had an ownership position in 52,617 apartment homes including 1,417 homes under development. For over 48 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135

SCHEDULE D

List of Significant Subsidiaries

United Dominion Realty, L.P.
UDR Lighthouse DownREIT L.P.
UDR/MetLife Master Limited Partnership II
DCO Realty, Inc.